UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): September 9, 2003

MAGNITUDE INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-20432 75-2228828

(Commission File Number) (IRS Employer Identification No.)

401 State Route 24, Chester, New Jersey 07930

(Address of principal executive offices) (Zip Code)

(908) 879-2722

(Registrant's telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 7. Financial Statements and Exhibits

Exhibits 99.1 Press Release dated September 17, 2003.

ITEM 9. Regulation FD Disclosure

On September 17, 2003, the Registrant issued a press release. A copy of the press release is attached as Exhibit 99.1 to this report.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

Dated: September 17, 2003 By: _/s/ Steven D. Rudnik _

Steven D. Rudnik, President

ErgonoMix Associates Forms Strategic Alliance with Magnitude Information Systems To Deliver Magnitude's Anti-Injury(TM) Solutions to Global 1000 Companies

CHESTER, N.J., September 17, 2003. Magnitude Information Systems, Inc. (Symbol:MAGY) the leading developer of Anti-Injury(TM) ergonomic software solutions for government agencies, Global 500 corporations and consumers, today announced that its patented Anti-Injury(TM) software suite was selected by ErgonoMix Associates LLC (EMA) as the premier patented computer-injury prevention solution to offer to their clients. EMA, based in Old Greenwich, Connecticut and created in 1992, services clients such as General Electric - GE Capital, Pitney Bowes, Marsh, Inc., Becton Dickson & Purdue Pharma.

"One of our goals is to ensure that our customers are aware of the critical importance of office ergonomics, in terms of their computer users health & productivity," stated C.E. "Bill" Ridenour, Chairman & CEO of EMA. Mr. Ridenour continued: "Our organization provides our clients with "field proven" software and hardware products that will enable them to effectively address potential employee health risks including repetitive strain injuries, physical discomfort, lumbar and vision problems." "Through offering Magnitude's patented award winning ergonomic solution, EMA is providing a world class product which helps our clients meet corporate values and is an essential component to a total enterprise office ergonomics program."

"Our clients have expressed their concerns over Carpal Tunnel Syndrome and other Repetitive Strain Injuries (RSI) which have become a major issue within our client injury category and costing U.S. companies tens of billions of dollars annually." Mr. Charles A. Masi, VP of Sales & Service for EMA stated. "EMA and Magnitude have developed an exceptional partnership which allows our organizations to grow and ensure that our clients obtain the type of proven products they demand."

"It's extremely rewarding to see EMA provide their client base with our world class Anti-Injury(TM) software solutions." stated Steven D. Rudnik, Magnitude Founder, and Chairman. "EMA understands that office ergonomics provides a vital role in combating runaway Workers Compensation costs, now at their highest levels in decades. Our Anti-Injury(TM) software solutions, enable EMA to provide long proven highly customizable tools to their clients, both at the employee and the administrator levels, and effectively buttress both existing and developing office ergonomic programs."

"Management consulting firms focusing on Six Sigma programs, in addition to traditional ergonomic consultants such as EMA, have also discovered good ergonomics equates to good economics. Magnitude's Anti-Injury™ & productivity enhancement solutions are ideal for a broad range of consultants who cater to leading global enterprises looking for applications which simultaneously reduce cost and improve productivity" Mark Chroscielewski, Magnitude's SVP of Business Development states.

About Magnitude Information Systems, Inc.

Magnitude Information Systems, Inc. is the leading developer of RSI Management solutions for computer users. Magnitude's unique Anti-Injury(TM) software solution, ErgoEnterprise, has been proven to help companies and government agencies realize measurable productivity gains, reduced workers' compensation and medical claims costs associated with employees using computers.

Magnitude's Anti-Injury(TM) software products for consumers, ErgoFUN and ErgoCoach, help children and adults at home and school reduce common ergonomic risk factors associated with people working at computers. 30-day demo downloads are available. For more information, contact Magnitude at 888-786-7774 or visit www.magnitude.com/">http://www.magnitude.com.

About ErgonoMix Associates, LLC

ErgonoMix Associates offers a full line of hardware and software products for the computer driven office field. ErgonoMix develops corporate wide ergonomic programs, including workstation assessment and installation. For more information, contact ErgonoMix at 203-637-2698 or visit http://www.ergonomixusa.com.

This press release contains forward-looking statements that, if not verifiable historical fact, may be viewed as forward-looking statements that could predict future events or outcomes with respect to Magnitude Information Systems, Inc., and its business. The predictions embodied in these statements will involve risks and uncertainties and accordingly, Magnitude Information Systems' actual results may differ significantly from the results discussed or implied in such forward-looking